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                                                                      EXHIBIT 21


                         McDERMOTT INTERNATIONAL, INC.
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                       FISCAL YEAR ENDED MARCH 31, 1998



                                                     JURISDICTION    PERCENTAGE
                                                          OF        OF OWNERSHIP
             NAME OF COMPANY                         ORGANIZATION      INTEREST


McDermott International Investments Co., Inc.           Panama            100
 McDermott International Project Management, Inc.       Panama            100
    McDermott Sakhalin, Inc.                            Panama            100

J. Ray McDermott, S.A.                                  Panama             63
 J. Ray McDermott Holdings, Inc.                       Delaware           100
    J. Ray McDermott, Inc.                             Delaware           100
 J. Ray McDermott International, Inc.                   Panama            100
    Varsy International N.V.                      Netherlands Antilles    100

McDermott Incorporated                                 Delaware            94
 Babcock & Wilcox Investment Company                   Delaware           100
    The Babcock & Wilcox Company                       Delaware           100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary.